UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2020

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBP	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

On October 8, 2020, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) announced a reduction in workforce to reduce operating costs and better align its workforce with the needs of its business following (i) the Company’s recent announcement that the Company’s Phase 2b study of lenabasum in patients with cystic fibrosis failed to meet its primary endpoint, (ii) the Company’s recent announcement that topline data from its RESOLVE-1 Phase 3 study of lenabasum in patients with diffuse cutaneous systemic sclerosis showed no significant differences in the primary and secondary endpoints when comparing lenabasum to placebo and (iii) the Company’s ongoing reprioritizing of its research and development pipeline.

Under this plan, the Company plans to reduce its 2020 workforce by 54%, including 89 employees that will be terminated, resulting in a workforce of 76 employees. In connection with the reduction in workforce, and in compliance with the WARN Act, for a period of sixty days commencing on October 8, 2020, the affected employees will be provided severance benefits, including cash severance payments, reimbursement of medical insurance premiums, and outplacement services. Employees who have been employed for more than one year will be offered an extended severance period. Each affected employee’s eligibility for these severance benefits is contingent upon such employee’s execution (and no revocation) of a separation agreement, which includes a general release of claims against the Company.

In connection with this workforce reduction, the Company estimates that it will incur aggregate restructuring charges in the fourth quarter of 2020 of approximately $3.3 million related to cash severance payments and other employee-related costs, which will primarily be paid during the fourth quarter of 2020. The Company’s estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction.

The Company recorded cash and cash equivalents of approximately $83 million at September 30, 2020. After giving effect to the reduction in workforce measures discussed above, and certain other reductions in operations expenses, the Company is aiming to have cash and cash equivalents to fund operations and capital requirements into the first half of 2022.

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the reduction in force. These forward-looking statements are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to cost reduction efforts. In addition, the Company’s workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company’s development activities. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020, and the Company’s subsequent current and periodic reports filed with the SEC. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 In connection with the reduction in workforce described above, effective as of the close of business on October 23, 2020, Robert Discordia will no longer serve as the Company’s Chief Operating Officer or be employed by the Company. Dr. Discordia will receive certain post-termination benefits as set forth in his Amended and Restated Employment Agreement with the Company, effective as of April 11, 2020 (the “Discordia Agreement”). The foregoing description of the Discordia Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Discordia Agreement, a copy of which was filed as Exhibit 10.5 to the Company’s periodic report on Form 10-Q for the quarter ended March 30, 2020, and is incorporated herein by reference.

Item 7.01. Regulation FD.

On October 8, 2020, the Company issued a press release announcing the restructuring plan. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01 Other Information.

On October 8, 2020, the Company also announced that it will allocate resources towards its lenabasum clinical development program in dermatomyositis and systemic lupus erythematosus, and its pipeline of other novel drug candidates that target the endocannabinoid system (“ECS”). The pipeline includes cannabinoid receptor type 1 (CB1) inverse agonists, follow-on cannabinoid receptor type 2 (CB2) agonists, as well as other programs with their own unique mechanism of action in the ECS field.

The Company plans to present the full dataset from the RESOLVE-1 Phase 3 study at upcoming medical conferences and is continuing to analyze the data to better understand the potential for further study in systemic sclerosis. The full dataset from the Company’s Phase 2b study in cystic fibrosis is currently being presented at the 2020 North American Cystic Fibrosis Conference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	99.1	Press Release, dated October 8, 2020
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Date: October 8, 2020	By:	/s/ Yuval Cohen
	Name:	Yuval Cohen, Ph.D.
	Title:	Chief Executive Officer

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